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                                                              Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-48928) and related Prospectus of Analog Devices, Inc. for the registration of (i) $1,200,000,000 principal amount of its 4.75% Convertible Subordinated Notes due 2005 (the "Notes") and (ii) an aggregate of 9,246,720 shares of its Common Stock, $.16 2/3 par value per share, issuable upon conversion of the Notes, and to the incorporation by reference therein of our report dated November 30, 1999, with respect to the consolidated financial statements of Analog Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 30, 1999, and our report dated January 25, 2000 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

s/ Ernst & Young LLP

Boston, Massachusetts
December 5, 2000